EXHIBIT 10.95

EXHIBIT B-1
CHENIERE ENERGY, INC.
Amended and Restated
2003 STOCK INCENTIVE PLAN
AMENDMENT TO
RESTRICTED STOCK GRANT
UNDER THE 2008 LONG-TERM RETENTION PLAN

THIS AMENDMENT TO RESTRICTED STOCK GRANT (this “Amendment”) is made and entered into effective as of the date below, by and between Cheniere Energy, Inc., a Delaware corporation (the “Company”), and the undersigned Participant.

WHEREAS, on May 9, 2008, the Company previously granted to Participant ___________ shares of Restricted Stock (“Restricted Stock”) of the Company subject to the terms and conditions of the Company's Amended and Restated 2003 Stock Incentive Plan (the “Plan”), and as provided in a Restricted Stock Grant (the “Restricted Stock Grant”), previously executed by the Company and Participant;

WHEREAS, for administrative purposes and pursuant to Section 2.4 of the Plan, the Company and Participant desire to amend the Restricted Stock Grant in order that the third and final tranche of the Restricted Stock Grant vests on December 30, 2010;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.    Paragraph 4 of the Restricted Stock Grant is hereby deleted in its entirety and the following shall be added in its place:

4.    Vesting.   Subject to Paragraph 3 hereof, Participant shall vest in his or her rights under the Restricted Shares and the Company's right to repurchase such shares shall lapse in three equal annual installments (33.33% per year) on December 31, 2008, December 31, 2009 and December 30, 2010, provided that Participant remains continuously employed by the Company until such dates. If Participant's employment or other service with the Company or any subsidiary shall be terminated for any reason, any Restricted Shares not then vested shall not vest (except as otherwise provided herein) and shall be forfeited back to the Company; provided, however, that any such Restricted Shares not then vested shall vest upon (i) termination, resignation or removal of a Participant for any reason within one (1) year from the effective date of a Change of Control, or (ii) death or Disability of Participant.

2.    Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Restricted Stock Grant and the Plan.

3.    Except as modified and amended in this Amendment, the Restricted Stock Grant shall remain in full force and effect.

4.    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been entered into and is effective as of the date set for the below.

Executed the day of , 2010.

COMPANY:

By:
Ann Raden
Vice President of Human Resources and Administration

Accepted and Consented the ______ day of , 2010.

PARTICIPANT:

Address: _______________________ _
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